                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. _)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:
 |_| Preliminary Proxy Statement
 |_| Confidential, For Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 |X| Definitive Proxy Statement
 |_| Definitive Additional Materials
 |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        PROVIDENT BANKSHARES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      ---------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
 |X|    No fee required
 |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  1)    Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
  2)    Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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  5)    Total fee paid:
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 |_|    Fee paid previously with preliminary materials.
 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:
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        2)    Form, Schedule or Registration Statement No.:
              ------------------------------------------------------------------
        3)    Filing Party:
              ------------------------------------------------------------------
        4)    Date Filed:

                        PROVIDENT BANKSHARES CORPORATION
                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 2001
                       ----------------------------------


        The annual meeting of shareholders of Provident Bankshares Corporation ("Provident"), the holding company for Provident Bank, will be held on April 18, 2001 at 10:00 a.m., local time, at the offices of Provident, 114 East Lexington Street, Baltimore, Maryland.

        The purpose of the annual meeting is to consider and vote upon the following matters:

        1.    the election of five directors to a three-year term of office;
        2. to approve the amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 700,000;
        3. the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of Provident for the fiscal year ending December 31, 2001; and
        4. such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Only shareholders of record at the close of business on February 26, 2001 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Peter M. Martin

                                    Peter M. Martin
                                    CHAIRMAN OF THE BOARD AND
                                    CHIEF EXECUTIVE OFFICER

Baltimore, Maryland
March 12, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        PROVIDENT BANKSHARES CORPORATION
                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Provident Bankshares Corporation ("Provident" or the "Company") to be used at the annual meeting of shareholders of the Company. Provident is the holding company for Provident Bank of Maryland ("Provident Bank" or the "Bank"). The annual meeting will be held on April 18, 2001 at 10:00 a.m., local time, at Provident's offices at 114 East Lexington Street, Baltimore, Maryland 21202. The 2001 Annual Report to Shareholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2000, accompanies this proxy statement which is first being mailed to shareholders on or about March 14, 2001.

                           VOTING AND PROXY PROCEDURE

                           WHO CAN VOTE AT THE MEETING

        You are entitled to vote your Provident common stock if the records of the Company show that you held your shares as of the close of business on February 26, 2001. As of the close of business on that date, a total of 24,681,269 shares of Provident common stock were outstanding and entitled to vote. Each share of common stock has one vote.

                              ATTENDING THE MEETING

        If you are a beneficial owner of Provident common stock held by a broker, bank or other nominee (I.E., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Provident common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

                                  VOTE REQUIRED

        The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under Maryland corporate law and Provident's Articles of Incorporation and Bylaws, proxies specifying an abstention as to a proposal will cause the shares to be counted toward a quorum, but not counted as voting for the proposal.

        In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the approval of the amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan and on the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On these matters, abstentions and broker non-votes will have no effect on the voting.

                                 VOTING BY PROXY

        The Board of Directors of Provident is sending you this proxy statement for the purpose of requesting that you allow your shares of Provident common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Provident common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE AMENDMENT TO THE PROVIDENT BANKSHARES CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN, AND FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

        If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your Provident common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

        You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself revoke your proxy.

        If your Provident common stock is held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

        Provident will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, Innisfree M&A Incorporated, a proxy solicitation firm, will assist Provident in soliciting proxies for the annual meeting for a fee of $10,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Provident and its subsidiary, Provident Bank, without additional compensation. Provident will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons for their reasonable expenses in doing so.

                                 STOCK OWNERSHIP

        The following table provides information about the shares of Provident common stock that may be considered to be owned by each director, nominee or named executive officer of Provident and by all its directors and executive officers as a group as of February 26, 2001. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

                                                                         NUMBER OF
                                                          NUMBER      SHARES THAT MAY
                                                         OF SHARES      BE ACQUIRED
                                                           OWNED       WITHIN 60 DAYS     PERCENT OF
                                                        (EXCLUDING     BY EXERCISING     COMMON STOCK
NAME                                                      OPTIONS)        OPTIONS      OUTSTANDING(13)(14)
-----                                                    --------      -------------   -------------------

  DIRECTORS
Melvin A. Bilal.....................................         268          15,917              *
Ward B. Coe, III, Esquire...........................          61          15,424              *
Frederick W. Meier, Jr..............................       2,319          12,993              *
Sister Rosemarie Nassif.............................       1,334          14,700              *
Gary N. Geisel......................................       9,782(1)       47,462              *
Thomas S. Bozzuto...................................       3,774(2)       11,218              *
Charles W. Cole, Jr.................................       4,284          14,576              *
Barbara B. Lucas....................................       2,602          12,993              *
Carl W. Stearn......................................      52,218(3)      132,291              *
Enos K. Fry.........................................      37,851(4)       44,212              *
Herbert Jorgensen...................................      28,286(5)       72,112              *
Francis G. Riggs....................................      84,429(6)       13,237              *
Dr. Calvin W. Burnett...............................       3,291          12,214              *
Pierce B. Dunn......................................      41,866(7)       15,917              *
Mark K. Joseph......................................       9,839          15,917              *
Peter M. Martin.....................................     129,457(8)       91,516              *
Sheila K. Riggs.....................................      47,498(9)       13,237              *
  NAMED EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
John P. Novak.......................................       4,302(10)      21,256              *
Richard J. Oppitz...................................      11,185(11)      32,532              *
Dennis A. Starliper.................................      17,466(12)      18,972              *
All directors and executive officers as a group
         (20 persons)...............................     492,112         628,696            4.43%

----------------------------
(1)   Includes 2,846 shares held in 401(k) plan.
(2)   Includes 2,153 shares held by spouse.
(3)   Includes 11,414 shares held in 401(k) plan.
(4) Includes 3,785 shares held in individual retirement account; 11,032 shares held in 401(k) plan; and 5,402 shares held by spouse.
(5) Includes 4,122 shares held in individual retirement account and 1,438 shares held by spouse.
(6) Includes 3,043 shares held by Riggs, Counselman, Michaels & Downes, Inc. and 12,636 shares held as custodian.
(7) Includes 130 shares held by spouse; 1,645 shares held as custodian; and 28,460 shares held as trustee.
(8)   Includes 8,212 shares held in 401(k) plan.
(9)   Includes 2,308 shares held as custodian.
(10)  Includes 2,006 shares held in 401(k) plan.
(11)  Includes 9,946 shares held in 401(k) plan.
(12)  Includes 15,161 shares held in 401(k) plan.
(13)  Less than 1%, unless otherwise indicated.
(14) Percentages with respect to each person or group of persons have been calculated on the basis of 24,681,269 shares of Provident's common stock, the number of shares of the Company's common stock outstanding and entitled to vote as of February 26, 2001, plus the number of shares of the Company's common stock which such person or group of persons has the right to acquire within 60 days after February 26, 2001 by the exercise of stock options.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        After obtaining shareholder approval, Provident and Provident Bank will consider granting stock options to directors, officers and employees of Provident and Provident Bank under the Provident Bankshares Corporation Amended and Restated Stock Option Plan.

                        PROPOSAL 1. ELECTION OF DIRECTORS

        Provident's Board of Directors consists of 17 directors, of which 14 are independent directors and three are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors' nominees for election this year, to serve for a three-year term, or until their respective successors have been elected and qualified are Melvin A. Bilal, Ward B. Coe, III, Esquire, Frederick W. Meier, Jr., Sister Rosemarie Nassif and Gary N. Geisel.

        If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

     INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN
                               EXECUTIVE OFFICERS

        Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2002 and 2003, is provided below. Unless otherwise stated, each nominee has held his or her current occupation for the last five years. The age indicated in each nominee's biography is as of December 31, 2000. The indicated period for service as a director includes service as a director of Provident Bank.

                        NOMINEES FOR ELECTION OF DIRECTOR

        MELVIN A. BILAL is President of Bilal Consulting. Previously, Mr. Bilal was with Chapman Worldwide Financial Services. Prior to Chapman, Mr. Bilal was the owner and Managing Executive of the Bilal Group, Inc., a provider of long and short term staffing needs. Prior to this position, he was President and founder of Security America Services, Inc. a security consulting firm. Age 58. Director since 1992.

        WARD B. COE, III is a partner of the law firm of Whiteford, Taylor & Preston, LLP. Age 55. Director since 1997.

        FREDERICK W. MEIER, JR. is President of Lord Baltimore Capital Corp., formerly ATAPCO Capital Management Group. Prior to being elected to this position in 1996, Mr. Meier was an Executive Vice President of First Maryland Bancorp and First National Bank of Maryland. Age 57. Director since 1997.

        SISTER ROSEMARIE NASSIF is the President of Holy Names College, Oakland, California. Previously, Sister Nassif was Executive Director of the Fund for Educational Excellence. Prior to this position, she was President of the College of Notre Dame of Maryland. Age 59. Director since 1992.

        GARY N. GEISEL was named President and Chief Operating Officer (COO) of Provident and Provident Bank in January 2001 and was also elected to the Provident and Provident Bank Boards of Directors to fill a vacancy which existed on each of those Boards. Before becoming President and COO, Mr. Geisel had been a member of Provident Bank's Office of the Chairman since its creation in 1999 and Group Manager, Community Banking of Provident Bank since 1997. Prior to joining Provident Bank, Mr. Geisel was an executive officer with Citizens Bank of Maryland. Age 52.

                         DIRECTORS CONTINUING IN OFFICE

        The following directors have terms ending in 2002:

        THOMAS BOZZUTO is Chief Executive Officer of The Bozzuto Group, a full-service residential company located in Greenbelt, Maryland. Age 54. Director since 1998.

        CHARLES W. COLE, JR. is Chairman of the Board of Legg Mason Trust F.S.B. and was previously Vice Chairman of the Board and Managing Director of Brown Investment Advisory and Trust Co. Prior to that position, Mr. Cole was the President and Chief Executive Officer of First Maryland Bancorp and the First National Bank of Maryland. Age 65. Director since 1995.

        BARBARA B. LUCAS is Senior Vice President and Corporate Secretary of The Black & Decker Corporation. Age 55. Director since 1996.

        FRANCIS G. RIGGS is Executive Vice President and a director of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage company. Age 63. Director since 1972.

        CARL W. STEARN served as Chairman of the Board and Chief Executive Officer of Provident and Provident Bank prior to his retirement in 1998. He serves as Chairperson of Provident's Executive Committee. Age 68. Director since 1990.

        ENOS K. FRY has been Group Manager, Washington Metro Area of Provident Bank since 1997. Prior to joining Provident Bank, he served in various executive capacities with Citizens Savings Bank, F.S.B., including President, director and Vice Chairman of the Board, until Citizens Savings was acquired by Provident Bank in 1997. Age 57. Director since 1997.

        HERBERT W. JORGENSEN served as Chairman of the Board and Chief Executive Officer of Citizens Savings from 1994 until it was acquired by Provident Bank in 1997. Prior to this position, he served as Citizens Savings' Vice Chairman of the Board. Mr. Jorgensen has advised the Board of Directors of his intention to retire from the Board after the upcoming annual meeting of shareholders.

        The following directors have terms ending in 2003:

        DR. CALVIN W. BURNETT is President of Coppin State College, Baltimore, Maryland and serves as Chairperson of Provident's Nominating Committee. Age 68. Director since 1984.

        PIERCE B. DUNN is Chairman of the Board of MIRCON, Inc., an environmental and engineering company. Age 50. Director since 1987.

        MARK K. JOSEPH is Chairman and Chief Executive Officer of Municipal Mortgage and Equity, LLC, a lender which invests in real estate backed tax exempt bonds. Mr. Joseph is also Chairman of the Board and founder of The Shelter Group, a real estate development, property and asset management company. Mr. Joseph serves as Chairperson of Provident's Audit Committee. Age 62. Director since 1993.

        PETER M. MARTIN has been Chairman of the Board and Chief Executive Officer of Provident and Provident Bank since 1998. Mr. Martin also served as President of Provident and Provident Bank from 1990 until January 2001 and has been employed by Provident and Provident Bank since 1990. Age 63. Director since 1990.

        SHEILA K. RIGGS is the Chairperson of the Maryland Health and Higher Education Facilities Authority which issues bonds to finance health care and higher education facilities. Mrs. Riggs serves as Chairperson of Provident's Compensation Committee. Age 57. Director since 1982.

               NAMED EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

        JOHN F. NOVAK is an Executive Vice President of Provident Bank. Previously, Mr. Novak served as a member of Provident Bank's Office of the Chairman, Group Manager, Consumer Banking and Managing Director, Consumer Lending Division. Age 54.

        RICHARD J. OPPITZ is an Executive Vice President of Provident Bank. Previously, Mr. Oppitz served as a member of Provident Bank's Office of the Chairman, Group Manager, Commercial Banking and Managing Director, Credit Administration Division. Age 54.

        DENNIS A. STARLIPER is the Chief Financial Officer of Provident and Executive Vice President of Provident Bank. Previously, Mr. Starliper served as a Group Manager, Treasurer and Managing Director, Treasury Division of Provident Bank. Age 54.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
                            OF THE BOARD OF DIRECTORS

        The Board of Directors of Provident conducts business through meetings and the activities of the Board and its committees. The Board of Directors generally meets on a monthly basis and may have additional meetings as needed. During the fiscal year ended December 31, 2000, the Board of Directors held 12 meetings. All of the directors of the Company attended at least 75% of the total number of Board meetings held and committee meetings on which such directors served during the fiscal year ended December 31, 2000. The Board of Directors of the Company and Bank maintain committees, the nature and composition of which are described below.

        AUDIT COMMITTEE. The Audit Committee consists of Messrs. Joseph, Coe, Cole, Dunn, Jorgensen and Meier. The committee reviews and reports to the Board of Directors on examinations of Provident Bank and its subsidiaries by regulatory authorities, recommends independent accountants for appointment by the Boards of Provident and Provident Bank, reviews the scope of the work of the independent accountants and their reports, and reviews the activities and actions of the Bank's internal auditors. The Audit Committee met eight times during 2000.

        COMPENSATION COMMITTEE. The Compensation Committee consists of Mrs. Riggs, Mrs. Lucas, Sister Nassif and Messrs. Bozzuto, Cole, Dunn and Riggs. The committee reviews and determines salaries and other benefits for executive and senior management of Provident and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensatory plans and arrangements. The Compensation Committee met four times during 2000.

        NOMINATING COMMITTEE. The Nominating Committee consists of Dr. Burnett, Mrs. Lucas, and Messrs. Bilal, Bozzuto and Coe. The committee nominates persons for election to the Board of Directors of Provident and Provident Bank. The Nominating Committee will consider shareholder recommendations submitted to it in writing in care of Provident in accordance with its Bylaws. The Nominating Committee met one time during 2000.

                             DIRECTORS' COMPENSATION

        Each outside director of Provident and Provident Bank receives an annual retainer of $14,000 for service as director. Each outside director also receives a fee of $750 for attendance at regular or special Board meetings, except that a single fee is paid if the Provident and Provident Bank Board meetings are held on the same day. Finally, outside directors who are members of Board committees receive a fee of $750 for attendance at committee meetings, while the chairpersons of such committees receive a fee of $900.

        Provident and Provident Bank have a deferred compensation plan for non-employee directors. Each year, a director may elect to defer payment of all or part of the director's fees for that year until the individual ceases to be a director. Interest is accrued on the deferred amount at the prime rate. Payment of the deferred amount may be made to the director or to his or her beneficiary. In addition, non-employee directors are eligible to receive options under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Stock Option Plan"). The Non-Employee Directors' Severance Plan provides that if a director's service is terminated following a "change in control" (as defined in the Plan) of Provident or the Bank, the director will be entitled to receive a payment equal to five times the director's annual retainer.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following information is furnished for the Chief Executive Officer and all other executive officers of Provident and Provident Bank employed at the end of the fiscal year by the Company and the Bank who received salary and bonus in excess of $100,000 during fiscal 2000. These persons are sometimes referred to in this proxy statement as the "named executive officers."

                                                                ANNUAL COMPENSATION
                                                        -----------------------------------
                                                                                OTHER        SECURITIES
                                                                                ANNUAL       UNDERLYING    ALL OTHER
          NAME AND PRINCIPAL                  FISCAL    SALARY      BONUS     COMPENSATION     OPTIONS     COMPENSATION
              POSITIONS                        YEAR       ($)        ($)          ($)           (#)          ($)(2)
-------------------------------------------   ------   ---------  ---------  -------------  ----------- -------------
Peter M. Martin                                2000    $465,000    $146,000   $  2,336(1)      40,000       $82,552
   Chairman of the Board, President and        1999     433,350     216,675      3,846         50,000        72,951
   Chief Executive Officer of Provident and    1998     405,000     121,500      4,358         10,000        56,527
   Provident Bank

Gary N. Geisel                                 2000    $248,600    $ 53,000   $     --         20,000      $  7,650
   Group Manager, Community Banking            1999     226,000      90,400         --         25,000         7,200
                                               1998     212,000      51,000         --         10,000         7,500

John F. Novak                                  2000    $232,100    $ 50,000   $     --         20,000      $  7,622
   Group Manager, Consumer Banking             1999     211,000      84,400         --         25,000         7,200
                                               1998     195,000      51,000         --         10,000         7,500

Richard J. Oppitz                              2000    $225,500    $ 44,000   $     --         20,000      $  6,119
   Group Manager, Commercial Banking           1999     205,000      82,000         --         25,000         7,200
                                               1998     191,000      46,000         --         10,000         5,651

Dennis A. Starliper                            2000    $208,650    $ 41,000   $     --         12,000      $  6,831
   Group Manager and Chief Financial           1999     195,000      46,000         --          6,000         7,200
   Officer                                     1998     185,000      42,000         --          5,000         6,428

____________________________
(1) Represents grossed-up reimbursement for the tax effect of reportable incremental imputed income for the split dollar insurance agreements.
(2) The amounts shown in this column for the last fiscal year are derived from the following figures for Mr. Martin: $7,650 of employer-provided contributions under the Bank's 401(k) plan, and $74,902 in economic value of Bank-paid split-dollar life insurance premiums. The amounts shown for Messrs. Geisel, Novak, Oppitz and Starliper were employer-provided contributions under the Bank's 401(k) plan.

                          CHANGE IN CONTROL AGREEMENTS

      Provident and Provident Bank have entered into change in control agreements with Messrs. Martin, Geisel, Novak, Oppitz and Starliper. Each agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The agreements provide that if involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Company or the Bank, the executive officer is entitled to receive a severance payment equal to three times his average annual compensation for the five most recent taxable years preceding termination. The Company or the Bank would also continue and pay for life, health and disability coverage for 36 months following termination. Payments to the executive officer under the agreements are paid by the Company to the extent that payments (or other benefits) are not paid by the Bank. Notwithstanding that both the Company and the Bank change in control agreements provide for a severance payment in the event of a change in control, no duplicate payments would be made under the agreements.

                               STOCK OPTION GRANTS

      The following table lists all grants of options under the Stock Option Plan to the named executive officers for 2000 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                                            OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     % OF TOTAL      EXERCISE OR                      ASSUMED ANNUAL RATES OF
                            SECURITIES      OPTIONS          BASE                         STOCK PRICE APPRECIATION
                            UNDERLYING     GRANTED TO       PRICE                              FOR OPTIONS(3)
                             OPTIONS      EMPLOYEES IN       PER       EXPIRATION     ---------------------------------
 NAME                        GRANTED      FISCAL YEAR       SHARE         DATE               5%            10%
------                    -------------   -----------    ----------    ----------     ---------------------------------
Peter M. Martin             40,000(1)         6.6%         $19.44       12/20/10          $489,029       $1,239,281

Gary N. Geisel              20,000(2)         3.3           19.44       12/20/10           244,515          619,641

John F. Novak               20,000(2)         3.3           19.44       12/20/10           244,515          619,641

Richard J. Oppitz           20,000(2)         3.3           19.44       12/20/10           244,515          619,641

Dennis A. Starliper         12,000(2)         2.0           19.44       12/20/10           146,709          371,785

____________________________
(1) Options become exercisable in two equal installments commencing on December 20, 2001. Options become immediately exercisable if Mr. Martin's employment is terminated due to death or disability or upon a change in control.
(2) Options become exercisable in three equal annual installments commencing on December 20, 2001. Options become immediately exercisable upon optionee's termination of employment due to death or disability or upon a change in control.
(3) The dollar gains under these columns result from calculations required by the SEC's rules are not intended to forecast future price appreciation of the common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of Provident's common stock would be approximately $31.67 and $50.42, respectively, as of the expiration date of the options.

                       STOCK OPTION EXERCISES AND HOLDINGS

        The following table reflects all stock option exercises by the named executive officers during 2000 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the common stock.

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR END OPTION VALUE


                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL YEAR END      IN-THE-MONEY OPTIONS
                                                                        (#)                 AT FISCAL YEAR END ($)(1)
                                                             ---------------------------   ---------------------------
                                    SHARES
                                  ACQUIRED ON     VALUE
  NAME                            EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------                        ------------   -----------  -----------   -------------   -----------   -------------
Peter M. Martin                     5,000        $54,850       91,516        196,629        $1,004,779      $151,050
   Chairman of the Board,
   President and Chief Executive
   Officer
Gary N. Geisel                        --            --         45,147         53,196           192,051        75,525
   Group Manager, Community
   Banking
John F. Novak                         --            --         28,941         53,196           103,079        75,525
   Group Manager, Consumer
   Banking
Richard J. Oppitz                     --            --         30,217         53,196           119,795        75,525
   Group Manager, Commercial
   Banking
Dennis A. Starliper                   --            --         23,005         19,674           267,252        24,756
   Group Manager, Chief
   Financial Officer
--------------------------------
(1)   The closing price of the common stock on December 29, 2000 (the last trading day of 2000) was $20.88.


                                  PENSION PLANS

        The following table sets forth the estimated annual pension benefits payable to a participant at normal retirement age (age 65) under Provident Bank's Pension Plan and its Supplemental Executive Retirement Income Plan ("Supplemental Plan"), based on both the remuneration that is covered under these plans and years of service with Provident and its subsidiaries.

                                                  YEARS OF SERVICE
                      ------------------------------------------------------------------------
   REMUNERATION           15            20              25            30               35
------------------    -----------   -----------    ------------  -------------    ------------

     125,000               26,250        35,000          43,750         43,750          43,750
     150,000               31,500        42,000          52,500         52,500          52,500
     175,000               36,750        49,000          61,250         61,250          61,250
     200,000               42,000        56,000          70,000         70,000          70,000
     225,000               47,250        63,000          78,750         78,750          78,750
     250,000               52,500        70,000          87,500         87,500          87,500
     275,000               57,750        77,000          96,250         96,250          96,250
     300,000               63,000        84,000         105,000        105,000         105,000
     325,000               68,250        91,000         113,750        113,750         113,750
     350,000               73,500        98,000         122,500        122,500         122,500
     375,000               78,750       105,000         131,250        131,250         131,250
     400,000               84,000       112,000         140,000        140,000         140,000
     425,000               89,250       119,000         148,750        148,750         148,750
     450,000               94,500       126,000         157,500        157,500         157,500


        This table reflects the annual benefits payable at the executive officer's 65th birthday in the form of an annuity for the executive officer's life with a 15-year guarantee in favor of the executive officer's spouse. Under this form, should the executive officer die within 15 years after the benefits start, the executive's surviving spouse, if any, will continue to receive the same pension benefits until the end of that 15-year period. The table also reflects the maximum benefits payable under the Provident Bank of Maryland Pension Plan, a tax-qualified funded plan and certain supplemental retirement income agreements providing 50% of the excess (unfunded benefits). The benefits reflected in the table are offset or reduced by 100% of the executive officer's estimated primary Social Security benefit.

        The following table sets forth the respective years of service credited for Pension Plan purposes as of December 31, 2000, and the estimated years of service at the respective normal retirement dates for the named executive officers.


                              YEARS OF SERVICE     YEARS OF SERVICE
NAME                            AT 12/31/00      AT NORMAL RETIREMENT
------                         -------------     --------------------

Peter M. Martin                    10.8                13.4
Gary N. Geisel                      3.2                16.6
John F. Novak                       9.5                19.7
Richard J. Oppitz                   7.8                18.8
Dennis A. Starliper                15.5                26.5

        Provident maintains the Supplemental Plan for certain executive officers which will pay 72.3% of the difference between 70% of final pay and the amounts paid by the Pension Plan and Social Security benefits. Compensation used in calculating the annual normal retirement benefit amounts reflected in the Pension Plan table is the executive officer's highest rate of base annual salary, reported in the third column of the Summary Compensation table, and does not include bonuses or other amounts reported in any of the remaining columns of the Summary Compensation Table.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Francis G. Riggs is a director of Provident and Provident Bank, and a member of the Compensation Committee. Mr. Riggs is Executive Vice President and a director of Riggs, Counselman, Michaels & Downes, Inc. From January l to December 31, 2000, the Bank paid Riggs, Counselman, Michaels & Downes, Inc. $617,902 for premiums related to insurance services.

        THE FOLLOWING REPORTS OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), EXCEPT AS TO THE EXTENT THAT PROVIDENT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                      REPORT OF THE COMPENSATION COMMITTEE

        COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Recommendations regarding all of the components of the compensation of Provident's Chairman, President and Chief Executive Officer are made by the Board's seven member Compensation Committee to, and are approved by, the Board of Directors. The Board of Directors did not reject or modify in any material way any of the recommendations of the Compensation Committee during fiscal year 2000. Each member of the Compensation Committee is a non-employee director. The following report has been prepared by the Compensation Committee and addresses the compensation policies of Provident for 2000 as they affected Mr. Martin, the Chairman, President and Chief Executive Officer, and other named executive officers.

        EXECUTIVE OFFICER COMPENSATION POLICIES AND OBJECTIVES. The policies and objectives of the Compensation Committee are designed to assist Provident and its subsidiaries in attracting and retaining qualified executives, to recognize individual contributions toward the achievement of short and long-term performance goals and to closely align the financial interests of the senior managers of Provident and its subsidiaries with those of its shareholders. In furtherance of these objectives, Provident maintains a compensation program for executive officers which consists of both cash and equity-based compensation. From time to time the Compensation Committee retains independent compensation consultants to work with it on executive compensation matters. The Compensation Committee also has access to competitive data regarding executive compensation levels and practices.

        EXECUTIVE COMPENSATION PROGRAMS AND RELATIONSHIP TO PERFORMANCE. The annual compensation of Provident's named executive officers consists of a base salary and an annual bonus. In the case of Mr. Martin, this annual bonus is determined under the terms of the Provident Bankshares Corporation Executive Incentive Plan ("EIP"); in the case of Messrs. Geisel, Novak and Oppitz, the Office of the Chairman Incentive Plan ("OCIP"); and, in the case of Mr. Starliper, the Group Management Incentive Plan ("GMIP"). The Compensation Committee establishes, on an annual basis, the base salary of the Chief Executive Officer, generally based upon a review of the performance of the Chief Executive Officer during the prior year and competitive data for that position. The Chief Executive Officer recommends to the Compensation Committee a salary level for the other named executive officers based upon a performance review of each executive officer. The Compensation Committee also approves the participation of key executives in the EIP, the OCIP and the GMIP and is responsible for the granting of options under the Stock Option Plan.

        EXECUTIVE INCENTIVE PLAN. Under the EIP, for purposes of establishing incentive awards, three after-tax net income targets for the upcoming year are established: threshold, budget and maximum. Additionally, the Compensation Committee sets a percentage of base salary to be eligible to be received as incentive compensation at each of the threshold, budget and maximum targets. If actual after-tax net income reaches the threshold, budget or maximum targets, participants will automatically receive 75% of the designated percentage of base salary as incentive compensation. The remaining 25% of the award potential is based on individual performance against goals, namely: management of the Company with emphasis on development and retention of key personnel; implementation of new initiatives; financial progress in addition to net earnings; and risk management. In the event that actual after-tax net income is less than the threshold after-tax net income target, no incentive compensation is payable. The Compensation Committee reviews the terms of the EIP each year to assure that, in operation, it is furthering the committee's compensation policy objectives. Incentive compensation earned under the EIP is paid within one month of the end of the fiscal year. Payment of all or any part of the incentive compensation earned under the Executive Incentive Plan may be deferred.

        OFFICE OF THE CHAIRMAN INCENTIVE PLAN. Under the OCIP, for purposes of establishing incentive awards, three after-tax net income targets for the upcoming year are established: threshold, budget and maximum. Additionally, the Compensation Committee sets a percentage of base salary to be eligible to be received as incentive compensation at each of the threshold, budget and maximum targets. If actual after-tax net income reaches the threshold, budget or maximum targets, participants will automatically receive 75% of the designated percentage of base salary as incentive compensation. The remaining 25% of the award potential is based on the individual's performance against goals, namely: management of the Company with emphasis on development and retention of key personnel; implementation of new initiatives; financial progress in addition to net earnings; and risk management. In the event that actual after-tax net income is less than the threshold after-tax net income target, no incentive compensation is payable. The Compensation Committee reviews the terms of the OCIP each year to assure that, in operation, it is furthering the committee's compensation policy objectives. Incentive compensation earned under the OCIP is paid within one month of the end of the fiscal year. Payment of all or any part of the incentive compensation earned under the OCIP may be deferred.

        GROUP MANAGEMENT INCENTIVE PLAN. Under the GMIP, for purposes of establishing incentive awards, after-tax net income targets for the upcoming year are established with a threshold and a maximum, based on Provident's annual budget as approved by the Board of Directors. Additionally, the Compensation Committee sets a sliding scale percentage of base salary eligible to be received as incentive compensation. If actual after-tax net income reaches the threshold or maximum targets, Mr. Starliper receives a percentage of base salary as incentive compensation. If the actual after-tax net income is less than the maximum, but greater than the threshold or budgeted after-tax net income targets, the percentage of base salary which may be received as incentive compensation is increased proportionately. The award potential is based on corporate and individual performance goals. In the event that actual after-tax net income is less than the threshold after-tax income target, no incentive compensation is payable. The Compensation Committee reviews the terms of the GMIP each year to assure that, in operation, it is furthering the committee's compensation policy objectives. Incentive compensation earned under the GMIP is paid within one month of the end of the Bank's fiscal year. Payment of all or any part of the incentive compensation earned under the GMIP may be deferred.

        STOCK OPTION PLAN. Long-term incentives for the named executive officers are provided through the Stock Option Plan. The Stock Option Plan authorizes the issuance of non-qualified stock options to key officers and certain employees of Provident and its subsidiaries. Subject to the general limits prescribed by the Stock Option Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. Although the Compensation Committee's decisions are discretionary and no specific formula is used in the decision making, the number of options granted is based generally upon position level and performance. Through the award of stock options, the objective of aligning the long-range interests of the executive officers with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful ownership stake in Provident.

        OTHER COMPENSATION PLANS. The named executive officers participate in the Company's health and welfare and qualified retirement plans on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

        In addition to the qualified retirement plans, Provident Bank maintains the Supplemental Plan in which Mr. Martin participates. The Supplemental Plan provides additional benefits to Mr. Martin upon retirement equal to 72.3% of 70% of final pay, reduced by Social Security and the age-65 benefit accrued under the Bank's Pension Plan and then proportionately reduced for less than 25 years of service. The Supplemental Plan is unfunded, so that amounts payable represent unsecured liabilities of the Bank, subject to the claims of secured creditors. The Bank has also purchased four insurance policies on the life of Mr. Martin. Two policies are split-dollar arrangements, subject to collateral assignment agreements. The other two are corporate-owned life insurance policies.

        CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee set Mr. Martin's base compensation for the fiscal year 2000 at $465,000, which represents a 7.3% increase over his 1999 base salary. In establishing his base salary, the Compensation Committee reviewed Mr. Martin's performance for the prior year and also considered the compensation of chief executive officers of banking organizations in the Baltimore metropolitan area. The increase for 2000 reflects the

Compensation Committee's recognition of Mr. Martin's contribution to the successful implementation of measures to improve the financial performance of Provident Bank, the earnings growth and the increase in the return on and amount of shareholder equity. For Mr. Martin's 2000 bonus, the Compensation Committee recognized, among other accomplishments, the successful integration of the acquisition of Harbor Federal Bancorp, Inc. and the increase in Provident's stock price in 2000. The threshold target for 2000 was met, resulting in a formula and performance driven payout of $146,000.

        COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS. Recommendations regarding the base salary of the other named executive officers are made to the Compensation Committee by the Chief Executive Officer and are either approved or modified by the Compensation Committee. The recommendations as to the salaries of the other named executive officers is based upon a review of their performance during the prior year provided by the Chief Executive Officer. The Compensation Committee did not reject or modify in any material way any of the recommendations of the Chief Executive Officer concerning the base salaries of the other named executive officers for 2000.


       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE PROVIDENT BANKSHARES
                         CORPORATION BOARD OF DIRECTORS

                          SHEILA K. RIGGS (CHAIRPERSON)
                                THOMAS S. BOZZUTO
                              CHARLES W. COLE, JR.
                                 PIERCE B. DUNN
                                BARBARA B. LUCAS
                             SISTER ROSEMARIE NASSIF
                                FRANCIS G. RIGGS

                                PERFORMANCE GRAPH

        The SEC requires that Provident include in this proxy statement a line-graph comparing cumulative shareholder returns as of December 31 for each of the last five years among the common stock, a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by Provident, assuming in each case both an initial $100 investment and reinvestment of dividends. Consistent with past practice, the Board of Directors has selected the Nasdaq Market Index as the relevant broad market index because prices for the common stock are quoted on the Nasdaq National Market. Additionally, the Board of Directors has selected the Middle Atlantic Banks Index as the relevant industry standard because such index consists of financial institutions which are headquartered in the mid-Atlantic region and the Board believes that such institutions generally possess assets, liabilities and operations more similar to those of Provident and its subsidiaries than other publicly-available indices.

                            COMPARATIVE TOTAL RETURNS
          PROVIDENT BANKSHARES CORPORATION, THE NASDAQ MARKET INDEX AND
                    THE MG INDEX FOR THE MID-ATLANTIC REGION


                              [GRAPH APPEARS HERE]


                                            SUMMARY


                                          12/29/95  12/31/96  12/31/97  12/31/98  12/31/99   12/29/00
                                          --------  --------  --------  --------  --------   --------

PROVIDENT BANKSHARES CORPORATION.......   $100.00    $135.24   $237.67   $197.96   $148.45    $196.77
NASDAQ MARKET INDEX....................    100.00    $124.27   $152.00   $214.39   $378.12    $237.66
MG INDEX FOR THE MID-ATLANTIC REGION...    100.00    $133.60   $217.88   $239.83   $189.78    $214.77


NOTES:
   A. THE LINES REPRESENT MONTHLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY RETURNS THAT INCLUDE REINVESTMENT OF ALL DIVIDENDS.
   B. THE INDEXES ARE RE-WEIGHTED DAILY USING THE MARKET CAPITALIZATION ON THE PREVIOUS TRADING DAY.
   C. IF THE MONTHLY INTERVAL, BASED ON THE FISCAL YEAR-END, IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS USED.
   D.  THE INDEX LEVEL FOR ALL SERIES WAS SET TO $100.00 ON DECEMBER 29, 1995.

                          REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of six directors, each of whom is independent under the Nasdaq's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

    The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountants' independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                          MARK K. JOSEPH (CHAIRPERSON)
                            WARD B. COE, III, ESQUIRE
                              CHARLES W. COLE, JR.
                                 PIERCE B. DUNN
                              HERBERT W. JORGENSEN
                             FREDERICK W. MEIER, JR.

                                   AUDIT FEES

    The aggregate fees Provident paid to PricewaterhouseCoopers LLP for the annual audit and for the review of Provident's Forms 10-Q for the fiscal year 2000 totaled $147,000.

                                 ALL OTHER FEES

    The aggregate fees Provident paid to PricewaterhouseCoopers LLP for all other non-audit services, including fees for tax-related services, during fiscal year 2000 totaled $87,366.

    The Audit Committee believes that the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with maintaining
PricewaterhouseCoopers LLP's independence.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires Provident's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that, with the exception of Mark Joseph, a director of Provident and Provident Bank, each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in Provident's common stock during the fiscal year ended December 31, 2000. Mr. Joseph is a participant in the Provident Bankshares Corporation Dividend Reinvestment Program. From time to time, Mr. Joseph makes cash contributions to the Plan, consistent with the terms of the Plan. Once each in 1998 and 1999 and twice in 2000, shares acquired by virtue of such cash contributions were inadvertently not reported. Mr. Joseph filed the necessary reports in September 2000.

                          TRANSACTIONS WITH MANAGEMENT

    Periodically, Provident Bank may engage in lending transactions in the ordinary course of business with its officers and directors, as well as entities associated with such persons. Such transactions are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to such persons do not involve more than the normal risk of collectibility or present other unfavorable features.

          PROPOSAL 2. AMENDMENT OF THE PROVIDENT BANKSHARES CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN

    Provident's shareholders are being asked to approve an amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan to increase by 700,000 the number of shares of Provident common stock that the Company may issue under the Plan. The Company's Board of Directors adopted the amendment on December 20, 2000, subject to shareholder approval. As of the record date, only 166,845 shares remained available under the Plan for the future grant of options. The Company believes that an adequate reserve of shares available for issuance under the Plan is necessary to enable the Company to compete effectively with other financial institutions to attract and retain key personnel and to secure the services of experienced and qualified persons as directors.

    The Company anticipates that, following the receipt of shareholder approval of the amendment to increase the number of shares available under the Plan, it will, from time to time, grant awards to eligible directors, officers and other employees as part of the Company's overall compensation strategy. However, the Company has not made any specific determinations regarding the persons eligible to receive awards, the size of awards or the terms of awards.

    Provident's Board of Directors has also amended the Plan to provide that the Company may not reprice stock options granted without first obtaining shareholder approval. This amendment to the Plan does not require approval of Provident's shareholders.

                        SUMMARY OF THE STOCK OPTION PLAN

    The following summary of the Stock Option Plan is qualified in its entirety by the complete provisions of the Plan attached as Appendix B.

    PARTICIPANTS. All directors, officers and other employees of Provident and its subsidiaries are eligible to participate in the Stock Option Plan.

    TYPES OF AWARDS. The Stock Option Plan authorizes the grant of non-statutory stock options (each an "NSO") to participants. Non-statutory stock options are stock options that do not meet the requirement of Section 422 of the IRC.

    ADMINISTRATION. The Compensation Committee administers the Stock Option Plan. The Compensation Committee also determines the number of shares for which options shall be granted, the price to be paid upon the exercise of each option and the termination date of the options. All of the foregoing determinations are subject to the approval of the Board of Directors.

    NUMBER OF SHARES OF COMMON STOCK AVAILABLE. As noted above, only 166,845 shares currently remain available for issuance in connection with the exercise of options under the Stock Option Plan. Subject to shareholder approval of Proposal 2, the number of shares of common stock available for issuance under the Plan will increase by 700,000. Any shares subject to an award which expire or are terminated unexercised will again be available for issuance under the Plan.

    TERMS OF STOCK OPTION GRANTS. The exercise price of each stock option grant will not be less than the fair market value of Provident's common stock on the date of the grant. Options may be exercised in whole or in part once they become exercisable.

    If an option holder ceases to be a director, officer or employee of Provident or its subsidiaries due to death or disability, all of the optionee's options will immediately become fully exercisable and will remain so for a period of 60 days from the date of termination of service, but in no event after their respective expiration dates.

    If an option holder ceases to be director, officer or employee of Provident or its subsidiaries as a result of retirement, all of the optionee's options that were fully exercisable on the date of termination of service will remain exercisable until their respective termination dates. All of the optionee's options that were not exercisable on that date will terminate immediately.

    If an optionee ceases to be a director, officer or employee of Provident or its subsidiaries for any reason other than death, disability or retirement, all of the optionee's options that were fully exercisable on the date of termination of service will remain for a period of 30 days from the date of termination of service, but in no event later than the termination period of the option. All of the optionee's options that were not exercisable on the date of termination will terminate immediately.

    EFFECT OF A CHANGE IN CONTROL. In the event of a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable.

    AMENDMENT OF THE PLAN. The Board of Directors may generally amend or terminate the Plan at any time, provided that no amendment may adversely affect the rights of an optionee.

    FEDERAL INCOME TAX CONSEQUENCES. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

    There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an NSO. Upon the exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of an NSO will result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

    PAYOUT ALTERNATIVES. The Compensation Committee has the sole discretion to determine the form of payment for the exercise of an option. The committee may indicate acceptable forms in the award agreement covering such options or may reserve its decision to the time of exercise. No option is to be considered exercised until payment in full is accepted by the committee. The committee may permit the following forms of payment for options: (1) in cash or by certified check; (2) through borrowed funds, to the extent permitted by law; or (3) by tendering previously acquired shares of common stock. Any shares of common stock tendered in payment of the exercise price of an option shall be valued at the fair market value of the common stock on the date prior to the date of exercise.

    ADJUSTMENTS. In the event of any change in the outstanding shares of Provident's common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by Provident, the Compensation Committee, in its discretion, may make such adjustments to previously granted awards, to prevent dilution, diminution or enlargement of the rights of the participants. All awards under the Stock Option Plan shall be binding upon any successors or assigns of Provident.

    NONTRANSFERABILITY. No awards under the Stock Option Plan are transferable by the recipient other than by will or the laws of descent and distribution. With the consent of the Compensation Committee, an optionee may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the employee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE PROVIDENT BANKSHARES CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN.

    PROPOSAL 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Provident's independent auditors for the fiscal year ended December 31, 2000 were PricewaterhouseCoopers LLP. Provident's Board of Directors has reappointed PricewaterhouseCoopers LLP to continue as Provident's independent auditors for the fiscal year ending December 31, 2001, subject to ratification of such appointment by shareholders.

    Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF PROVIDENT.

                             ADDITIONAL INFORMATION

                              SHAREHOLDER PROPOSALS

    The Company must receive proposals that shareholders seek to include in the proxy statement for the Company's next annual meeting no later than November 13, 2001. If next year's annual meeting is held on a date more than 30 calendar days from April 18, 2002, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

    The Company's Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting; provided that if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary at 114 East Lexington Street, Baltimore, Maryland 21202.

    Provident's Annual Report to Shareholders and Annual Report on Form 10-K accompany this proxy statement.

                                            By Order of the Board of Directors

                                            /s/ Peter M. Martin

                                            PETER M. MARTIN
                                            Chairman of the Board and
                                            Chief Executive Officer




Baltimore, Maryland
March 12, 2001

                                                                      APPENDIX A


                           PROVIDENT BANK OF MARYLAND/
                        PROVIDENT BANKSHARES CORPORATION

                             AUDIT COMMITTEE CHARTER

                 SECTION 1. ELECTION, NUMBER AND QUALIFICATIONS.

    The Audit Committee shall be comprised of a chairman and three or more members, all of whom are directors not simultaneously serving as officers or employees of the Corporation. The chairman and each member shall be independent directors within the meaning of the NASDAQ Audit Committee Requirements and shall have a working familiarity with basic financial and accounting practices. At least one member of the Committee shall have accounting or related financial management experience. The chairman and members of the Committee shall be appointed by majority vote of the Board of Directors.

                      SECTION 2. GENERAL POWERS AND DUTIES.

    The primary responsibility of the Committee is to ensure the Board of Directors receives objective information regarding policies, procedures and activities of the Corporation with respect to auditing, accounting, internal controls, financial and operational reports, loan review, and such other activities of the Corporation as may be directed by the Board of Directors. Within this objective, the Committee is directed to perform at least the following duties:

    a. Review the independence, qualifications and retention of the independent auditors who are ultimately accountable to the Audit Committee and the Board. Review each audit provided by the independent auditors.

    b. Review with management and the independent auditors the 10-Q and 10-K prior to its filing.

    c. Review the arrangements and scope of the independent auditor's audit plan prior to commencement of their annual examination of the Corporation's financial statements.

    d. Review the performance of the independent auditors including, as required by circumstances:

               1. The basis of any significant changes in the Corporation's accounting principles and methods of their application;

               2. The independent auditor's comments on significant weaknesses in internal controls and consideration given or corrective action taken by management; and

               3. Other matters relating to the audits of the Corporation's annual or quarterly financial statements or other auditing results as may be of concern to the Committee or the independent auditors.

    e. Review the independence of the Internal Audit Division to ensure the staff has sufficient independence, despite their status as employees, to freely conduct internal auditing without management interference.

    f. Review the general scope of planned internal auditing activities prior to their commencement.

    g. Review the results of internal audits and the performance of the Internal Audit Division, including, as required by circumstances:

               1. Action taken by the Corporation's management on recommendations made by the Audit Division;

               2. Reports of defalcations made to regulatory authorities. Other matters relating to internal audit activities as may be of concern to the Committee or the internal auditors.

    h. Review the independent auditors and/or internal auditor's assessment of the Corporation's compliance with various policies and procedures instituted by management to ensure adequate internal accounting controls.

    i. Review the general scope of planned portfolio examinations and the results of portfolio examinations performed.

    j. Review the report of the adequacy of the Loan/Lease Loss Reserve prepared by Credit Risk Review.

    k.         Review activity of the Retirement Benefits Committee.

    l.         Review the quarterly activity of the Security Department.

    m.         Review the quarterly report of Defensive Litigation.

    n.         On at least an annual basis, review this charter.

                               SECTION 3. REPORTS.

    The Committee shall report the results and conclusions resulting from all its review activities, including those specified in the preceding section, together with its recommendations for action to the Board of Directors at their next meeting subsequent to that of the Committee. Any action by the Committee shall be similarly reported to the Board of Directors for approval, ratification, and/or confirmation.

                              SECTION 4. MEETINGS.

    The Committee shall meet at least four (4) times annually and such meetings shall, during their course and in total, provide for at least:

    a. Time for attendance of only the Managing Director and Auditor to review the scope of planned auditing activities and internal auditing results.

    b. Time for attendance of only the Credit Risk Review Manager to review the scope of planned review activities and results.

    c. Representatives of the independent auditors to attend at least two meetings to present the results of their annual audit.

    d. Representatives of the Audit Division, Credit Risk Review Department, the Security Department, and General Counsel to present their results.

                          SECTION 5. OUTSIDE AUDITORS.

    In order to carry out their duties, the Committee is authorized to employ and to confer with such additional outside advisors and consultants, as it may deem necessary and appropriate, and to authorize the Corporation to pay reasonable compensation for such services.

                              SECTION 6. VACANCIES.

    Any vacancy which may occur in the Committee shall be filled by the Board of Directors, but in the absence of a member or members of the Committee, the members thereof present (whether or not they constitute a quorum) may appoint a qualified member or members of the Board of Directors to act in the place or places of such absent member or members.

                                                                      APPENDIX B


                        PROVIDENT BANKSHARES CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN


    1. PURPOSE. This Stock Option Plan (herein the "Plan") is intended as an employment incentive and to encourage stock ownership by certain directors, key officers and employees of the Corporation and any Subsidiary, so that they may increase their proprietary interest in the Corporation's success. In this way, the Corporation will be assisted in its efforts to attract and retain highly qualified management personnel.

    2. ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Compensation Committee, as appointed by the Board of Directors of the Corporation as defined under Section 6(f) (herein the "Committee"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries. The Board of Directors may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee, however caused, shall be filled by the Board of Directors. Subject to the provisions of the Plan, the Committee shall determine:

               (a) The directors, officers and employees to whom options shall be granted;

               (b) The number of shares on which options shall be granted to each director, officer and employee;

               (c) The price to be paid for the shares upon the exercise of each option;

               (d)    The termination date of such options; and

               (e) All other matters deemed necessary or advisable for the administration of the Plan.

    No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Articles of Incorporation or otherwise provided by law. The Committee shall furnish the Board with copies of all decisions, orders and determinations made by the Committee.

    3. ELIGIBILITY. Subject to the terms herein, directors, key salaried officers and employees of the Corporation, or of any present or future Subsidiary, as the Committee shall determine from time to time shall be eligible to participate in the Plan. An Optionee may hold more than one (1) option, but only on the terms and conditions herein set forth.

    4. STOCK. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's $1.00 par value common stock which is authorized but unissued, or reacquired common stock (herein sometimes "Common Stock"). The maximum aggregate number of shares issued under the Plan shall be 2,724,301 (as of December 20, 2000) shares, subject to adjustment in accordance with the provisions of Section 5(g) hereof. This authorization shall be increased automatically on each succeeding annual anniversary of the adoption of the Plan so that the number of shares authorized under the Plan equals 17% of the then outstanding shares of Corporation Common Stock.

    In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

    No participant under this Plan may receive awards with respect to shares of Common Stock that exceed 350,000 shares in any calendar year.

    5. TERMS AND CONDITIONS OF OPTIONS. Stock options granted pursuant to the Plan to eligible employees shall be evidenced by agreements in such form as the Committee shall, from time to time, approve, which agreements shall in substance include and comply with and be subject to the following terms and conditions:

               (a) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation. Stock options may be exercised pursuant to a "cashless exercise" of an option in accordance with applicable securities laws. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Corporation at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 6(g).

               (b) NUMBER OF SHARES. The option shall state the total number of shares to which it pertains. No option may be exercised for less than one hundred (100) shares unless the issue of a lesser number is enough to exhaust the option.

               (c) OPTION PRICE. The option price shall not be less than the fair market value of the shares of Common Stock of the Corporation on the date that the option is granted. The Fair Market Value is defined under Section 6(g), except that for the initial grant of options under the Plan, the "public offering price" as defined in the Form S-1 Registration Statement filed by the Corporation with the Securities and Exchange Commission shall be deemed to be Fair Market Value per share of the Common Stock. The "date that the option is granted" shall be the date identified in the stock option agreement; provided, however, that the Optionee shall have no rights under such option until he executes the option agreement described in this Section.

               (d) EXPIRATION OF OPTIONS. Each option granted under the Plan shall expire not more than ten (10 ) years from the date such option is granted, as determined by the Committee.

               (e) DATE OF EXERCISE. Except as may otherwise be determined by the Committee at the time such option is granted, an option is fully vested and may be exercised at any time immediately after: (i) a Change in Control, as defined in Paragraph 6(a) hereof; or (ii) the date that the option or right is granted as to not more than one-half (1/2) of the shares of Common Stock to which it pertains. As of the first anniversary of the date that the option is granted, the option may be exercised as to the remaining one-half (1/2) of the shares of Common Stock to which it pertains. Notwithstanding the above, the Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised in whole or in part.

    Except as herein otherwise provided, any option may be exercised in whole at any time, or in part from time to time, during its term.

               (f)    TERMINATION OF EMPLOYMENT.

                      (i) In the event an Optionee ceases to be a director, officer or employee of the Corporation or a Subsidiary due to death or Disability, all of the Optionee's options shall immediately become fully vested and exercisable and shall remain so for a period of sixty (60) days from the date of termination of service as a director or officer or of employment, but in no event after their respective expiration dates.

                      (ii) In the event an Optionee ceases to be a director, officer or employee of the Corporation or a Subsidiary as a result of Retirement, all of the Optionee's options that were fully vested and exercisable on the date of termination of service as a director or officer or of employment shall remain fully vested and exercisable and shall remain so until their respective termination dates. All of the Optionee's options that were not fully vested and exercisable on such date shall be terminated immediately. Notwithstanding the above, in the event an Optionee ceases to be a director of the Corporation as a result of Retirement within one (1) year of the effective date of the Plan, all of such Optionee's options shall immediately become fully vested and exercisable and shall remain so until the respective termination period of the option.

                      (iii) In the event an Optionee ceases to be a director, officer or employee of the Corporation or a Subsidiary for any reason whatsoever other than death, Disability or Retirement, all of the Optionee's options that were fully vested and exercisable on the date of termination of service as a director or officer or of employment shall remain fully vested and shall be exercisable for a period of thirty (30) days from said date of termination of service, but in no event later than the termination period of the option. All of the Optionee's options that were not fully vested and exercisable on said date of termination shall be terminated immediately.

               (g) ADJUSTMENTS ON CHANGES IN STOCK. In the event of any change in the outstanding shares of Common Stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Corporation, the Committee, in its discretion, may deem it appropriate to adjust previously granted awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

                      (i) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

                      (ii) adjustments in the aggregate number or kind of shares of Common Stock covered by awards already made under the Plan; or

                      (iii) adjustments in the purchase price of outstanding Stock Options.

               (h) ASSIGNABILITY. No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by him, his legal representative or his guardian.

               (i) TAX WITHHOLDING. The Optionee may remit to the Corporation at the time of exercise of any option any taxes required to be withheld by the Corporation under federal, state or local law as a result of the exercise of such option or right. If the Optionee does not remit such taxes at the time of exercise of an option, the Optionee will be deemed to have authorized the Corporation to withhold such taxes in accordance with applicable law from any regular cash compensation payable to him. If this Plan is qualified under 17 C.F.R. Section 240.16b-3 ("Rule 16b-3") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), then any withholding shall comply with 17 C.F.R. Section 240.166-3(e).

               (j) OTHER CONDITIONS. The option agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

    6. CERTAIN DEFINITIONS. For purpose of the Plan, the following terms shall have the meanings set forth below:

               (a) "Change in Control" means an event of nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Corporation within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Bank, and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Corporation, as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Corporation representing 10% or more of the Bank's or the Corporation's outstanding securities except for any securities of the Bank purchased by the Corporation or any securities of the Bank or the Corporation purchased by any employee benefit plan of the Bank or the Corporation, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least 75% of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Corporation or similar transaction occurs in which the Bank or Corporation is not the resulting entity, or (D) a solicitation of stockholders of the Corporation, by someone other than the current management of the Corporation, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Corporation or Bank with one or more corporations, a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Corporation, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Corporation then outstanding.

               (b) "Disability" shall mean a permanent and total disability as defined by Section 72(m)(7) of the Internal Revenue Code of 1986, as from time to time amended, or any successor thereto of similar import.

               (c) "Optionee" shall mean a director, officer or employee of the Corporation or of any Subsidiary to whom an option is granted under the Plan.

               (d) "Retirement" shall mean the termination of employment of an individual upon his attaining age 65 or other normal or early retirement age pursuant to the regular retirement plan of the Corporation or any Subsidiary.

               (e) "Subsidiary" shall mean: (i) a member of a controlled group of corporations of which the Corporation is a member or (ii) an unincorporated trade or business which is under common control with the Corporation as determined in accordance with Section 414(c) of the Internal Revenue Code (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (3)(3)(C).

               (f) "Committee" means a committee consisting of two or more disinterested directors of the Corporation, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchanges Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

               (g) "Fair Market Value" shall mean, when used in connection with the Common Stock on a certain date, the average of the reported highest bid and lowest ask price of the Common Stock as reported on the Nasdaq National Market (as published by The Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.

    7. MODIFICATION OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor; provided, however, that any such modifications shall be limited to those which are not adverse to the interests of the Optionee or are necessary to cause the Plan, options to comply with any applicable legal requirements; and provided, further, that subject to paragraph (g) of Section 5, the Committee may not, without prior shareholder approval, allow the option price for any previously granted option to be reduced or otherwise repriced after the date of grant.

    8. AMENDMENT OF THE PLAN. The Board of Directors may, from time to time, with respect to any shares reserved under the Plan but not subject to options, revise or amend the Plan in any respect. However, the Board of Directors may not, without stockholder approval, (a) increase the number of shares of Common Stock which may be reserved for issuance under the Plan, except as provided in Paragraph 5(g) hereof, (b) fix the option price at less than the Fair Market Value of the Common Stock of the Corporation on the date the option is granted,
(c) change the provisions relating to the administration of the Plan by a Committee, (d) extend the period during which options may be granted or exercised beyond the times originally prescribed, or (e) change the persons eligible to participate in the Plan.

    Notwithstanding the above stated paragraph, sections of the Plan governing the grants to Non-Employee Directors shall not be amended more than once every six months other than to comport with the Code or the Employee Retirement Income Security Act, as amended ("ERISA"), if applicable.

    9. TERMINATION. The Board of Directors may terminate the Plan at any time, and no option shall be granted thereafter. Such termination shall not affect the validity of any option agreement then outstanding.

    10. EFFECTIVE DATE. The Plan shall become effective when it is approved by the holders of a majority of the Common Stock of the Corporation.

    11. DESIGNATION OF BENEFICIARY. An Optionee may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option to which the Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Corporation and may be revoked in writing. If a Participant fails to effectively designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

    12. RIGHTS OF SHAREHOLDER. No Participant shall have any rights as a shareholder with respect to any shares covered by a stock option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any award granted confers on any person any right to continue in the employ of the Corporation or its Subsidiary or interferes in any way with the right of the Corporation or its Subsidiary to terminate a Optionee's services as an officer or other employee at any time.

    13. APPLICABLE LAW. The Plan will be administered in accordance with the laws of Maryland.

    14. COMPLIANCE WITH SECTION 16. If this Plan is qualified under Rule 16b-3, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of the Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    15. OPTIONS CONTINUE AS A RESULT OF A SUCCESSOR. The obligations of the Corporation under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Corporation, and the term "Corporation," whenever used in the Plan, shall mean and include any such organization after the succession.

                        PROVIDENT BANKSHARES CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2001
                              10:00 A.M. LOCAL TIME

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints the official proxy committee of the Board of Directors of Provident Bankshares Corporation (the "Company"), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 18, 2001, at 10:00 a.m. local time, at the Company's offices at 114 East Lexington Street, Baltimore, Maryland and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

    1. The election as directors of all nominees listed (except as marked to the contrary below).

                      FOR              VOTE WITHHELD        FOR ALL EXCEPT
                      |_|                   |_|                   |_|

               Melvin A. Bilal        Ward B. Coe, III   Frederick W. Meier, Jr.

                   Sister Rosemaraie Nasif          Gary N. Geisel

               INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

               -----------------------------------------------------------------

        2. The approval of the amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan.

                      FOR                     AGAINST                   ABSTAIN
                      |_|                       |_|                       |_|

        3. The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of Provident Bankshares Corporation for the year ending December 31, 2001.

                      FOR                     AGAINST                   ABSTAIN
                      |_|                       |_|                       |_|

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.


         PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


Date ______________________                 ____________________________________
                                            Signature of Shareholder



Date ______________________                 ____________________________________
                                            Signature of Shareholder


        The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a proxy statement dated March 12, 2001 and of the Annual Report to Shareholders.